                                   EXHIBIT 3

                              SHAREHOLDER AGREEMENT



         This Shareholder Agreement (the "AGREEMENT") is entered into as of March 22, 2001, by and among Micron Electronics, Inc., a Minnesota corporation, (the "COMPANY"), the parties listed on Exhibit A attached hereto (the "INTERLAND FOUNDERS") and the parties listed on Exhibit B attached hereto (the "MTI AFFILIATE"), (with each of the Interland Founders and the MTI Affiliate being referred to hereafter as a "RESTRICTED PARTY" and collectively as the "RESTRICTED PARTIES").


                                    RECITALS

         A. Concurrently with the execution of this Agreement, the Company, Interland Acquisition Corporation, a Delaware corporation and a wholly owned first-tier subsidiary of the Company ("MERGER SUB"), and Interland, Inc., a Georgia corporation ("INTERLAND"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") that provides for the merger of Merger Sub with and into Interland (the "MERGER"). Pursuant to the Merger, shares of common stock of Interland, no par value per share will be converted into shares of the Company's Common Stock on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         B. As a material inducement for the Company and Interland to enter into the Merger Agreement, the Company and the Restricted Parties desire to enter into this Agreement, which, among other things, places certain restrictions on the Restricted Parties individually and on the Company's securities that such parties hold.



         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereby agree as follows:



         1. RESTRICTIONS ON TRANSFER OF SHARES



                  Each Restricted Party hereby agrees that it shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company (the "SHARES") held by such Restricted Party during the period beginning on the Effective Time and ending on the nine month anniversary of the Effective Time; provided, that following the nine month anniversary of the Effective Time, the obligations of each Restricted Party under this Section 1 shall terminate immediately; and provided, further, that notwithstanding the foregoing, any Shares held by a Restricted Party may be transferred (i) to the Company or to a person or persons that the Company has approved in writing; (ii) pursuant to a Bona Fide Public Offering (as defined below) that includes securities of the Company being sold
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by a Restricted Party; (iii) in response to a Third Party tender offer or exchange offer; (iv) in a merger or consolidation; (v) pursuant to a plan of liquidation that is authorized by the Company's Board; (vi) pursuant to a pledge of any Shares made pursuant to a bona fide loan transaction that creates a security interest; (vii) to any controlled Affiliate of Micron Technology, Inc. ("MTI"); or (viii) to any transferee; provided, however, that with respect to clauses (vi), (vii) and (viii) of this sentence, the transferee must agree in writing to be bound by this Section 1 with respect to any transferred Shares. As used in this Agreement, "BONA FIDE PUBLIC OFFERING" means a public offering of securities of the Company registered under the Securities Act in which registration has been declared effective by the Securities and Exchange Commission.


         2. REPRESENTATIONS AND WARRANTIES. Each Restricted Party represents and warrants to the Company that such Restricted Party is the sole record and beneficial owner of the shares of common stock of the Company set forth on the signature pages hereto, free and clear of any Encumbrances.

         3. GENERAL PROVISIONS.


                  3.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):


                  (a) if to the Company or Merger Sub, to:

                       Micron Electronics, Inc.
                       900 E. Karcher Road
                       Nampa, ID 83687-3045
                       Attention: Joel J. Kocher
                       Facsimile No.: (208) 898-3424

                       with a copy to:

                       Fenwick & West LLP
                       Two Palo Alto Square
                       Palo Alto, California 94306
                       Attention:   Dennis R. DeBroeck
                       Facsimile No.: (650) 494-1417



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                  (b)  if to Interland, to:

                       Interland, Inc.
                       101 Marietta Street, Suite 200
                       Atlanta, GA 30303
                       Attention: Ken Gavranovic
                       Facsimile No.: (404) 720-3701

                       with a copy to:

                       Kilpatrick Stockton LLP
                       1100 Peachtree Street
                       Suite 2800
                       Atlanta, GA 30309-4530
                       Attention:   David A. Stockton
                       Facsimile No.: (404) 815-6624


                  (c)  if to the Interland Founders, to:

                       Interland, Inc.
                       101 Marietta Street, Suite 200
                       Atlanta, GA 30303
                       Attention: Ken Gavranovic
                       Facsimile No.: (404) 720-3701

                   (d) if to the MTI Affiliate, to:

                       Micron Electronics, Inc.
                       900 East Karcher Road
                       Nampa, ID 83687
                       Attention:  Joel J. Kocher
                       Facsimile No.: (208) 898-3424


                  3.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  3.3 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and its Exhibits (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

                  3.4 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void


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or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  3.5 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  3.7 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  3.8 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties. Any purported assignment in violation of this Section shall be void.


                  3.9 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


                  3.10 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys'


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fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  3.11 TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

                  3.12 AMENDMENT AND WAIVERS. This Agreement may be amended only by a written agreement executed by each of the parties hereto; provided, however, that any amendment to this Agreement must be approved on the part of the Company by the board of directors of the Company, including the affirmation vote of at least one director that is not affiliated with Interland. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.



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         IN WITNESS WHEREOF, the parties have executed this Shareholder
Agreement on the date and year first written above.



MICRON ELECTRONICS, INC.



By: /s/ Joel J. Kocher
   -------------------------------
Name:  Joel J. Kocher
Title: Chairman and Chief Executive Officer



RESTRICTED PARTIES:

Name:                                      Name:
     --------------------------------           --------------------------------

By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------

Number of shares of common stock of        Number of shares of common stock of
the Company owned beneficially and of      the Company owned beneficially and of
record.                                    record.


----------------------------               ----------------------------

Name:                                      Name:
     --------------------------------           --------------------------------

By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------

Number of shares of common stock of        Number of shares of common stock of
the Company owned beneficially and of      the Company owned beneficially and of
record.                                    record.


----------------------------               ----------------------------



                    [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]
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RESTRICTED PARTIES:
-------------------


/s/ Kenneth Gavranovic
-----------------------------------
Kenneth Gavranovic



                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]

RESTRICTED PARTIES:
-------------------


CREST COMMUNICATIONS PARTNERS L.P.


By: Crest Communications Holdings LLC,
      its Authorized Representative


By: /s/ Gregg A. Mockenhaupt
    -----------------------------------------
Name: Gregg A. Mockenhaupt
Title: Managing Director



CREST ENTEPRENEURS FUND L.P.


By: Crest Communications Holdings LLC,
     its Authorized Representative


By: /s/ Gregg A. Mockenhaupt
    -----------------------------------------
Name: Gregg A. Mockenhaupt
Title: Managing Director



                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]


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RESTRICTED PARTIES:


The undersigned Shareholder joins this Agreement only with respect to the number of shares beneficially owned by such shareholder that are set forth below. As used in this Agreement, with respect to the undersigned Shareholder, the term "Shares" shall refer only the number of shares set forth below. In addition, all representations and warranties of the undersigned shareholder as set forth in Section 2 of this Agreement shall refer only to the number of shares beneficially owned by such shareholder that are set forth below.


BOULDER VENTURES, III L.P.



By: /s/ Andrew E. Jones
   ----------------------------
Name:     Andrew E. Jones
Title:    General Partner


Number of shares of common stock of the Company owned beneficially and of record for purposes of this Agreement 817,297



The undersigned Shareholder joins this Agreement only with respect to the number of shares beneficially owned by such shareholder that are set forth below. As used in this Agreement, with respect to the undersigned Shareholder, the term "Shares" shall refer only the number of shares set forth below. In addition, all representations and warranties of the undersigned shareholder as set forth in Section 2 of this Agreement shall refer only to the number of shares beneficially owned by such shareholder that are set forth below.


BOULDER VENTURES, III (ANNEX) L.P.





By: /s/ Andrew E. Jones
   ----------------------------
Name:  Andrew E. Jones
Title: General Partner


Number of shares of common stock of the Company owned beneficially and of record for purposes of this Agreement 49,675


                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]
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RESTRICTED PARTIES:

The undersigned Shareholder joins this Agreement only with respect to the number of shares beneficially owned by such shareholder that are set froth below. As used in this Agreement, with respect to the undersigned Shareholder, the term "Shares" shall refer only the number of shares set forth below. In addition, all representations and warranties of the undersigned shareholder as set forth in Section 2 of this Agreement shall refer only to the number of shares beneficially owned by such shareholder that are set forth below.

BANCBOSTON VENTURES INC


By:    M. Scott McCormack
   ----------------------
Name:  M. Scott McCormack
Title: Vice President

Number of shares of common stock of the Company owned beneficially and of record for purposes of this
Agreement: 1,241,032

                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.


                           THE COMPANY:

                           INTERLAND, INC.


                           By:
                              -------------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                           MICRON:

                           MICRON ELECTRONICS, INC.


                           By:
                              -------------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                           RESTRICTED PARTIES:

                            /s/ Waldemar Fernandez
                           ----------------------------------------------------
                           Waldemar Fernandez

                           THE FERNANDEZ FAMILY HOLDING COMPANY, L.P.
                           BY ITS GENERAL PARTNER, WALDEMAR FERNANDEZ


                           By:  /s/ Waldemar Fernandez
                              -------------------------------------------------
                                Name:  Waldemar Fernandez
                                     ----------------------------------
                                Title:  General Partner
                                      -----------------------------------------

                           THE FERNANDEZ FAMILY TRUST U/A 5/4/00


                           By:
                              -------------------------------------------------
                                Name:  Herbert Barton Hahn
                                     ----------------------------------
                                Title:  Trustee
                                      -----------------------------------------


                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]


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                                    EXHIBIT A


                               INTERLAND FOUNDERS


Kenneth Gavranovic

Waldemar Fernandez

                                    EXHIBIT B


                                  MTI AFFILIATE


Joel J. Kocher

                                   EXHIBIT A


                               RESTRICTED PARTIES


Waldemar Fernandez

The Fernandez Family Holding Company, L.P.

THE FERNANDEZ FAMILY TRUST U/A 5/4/00, HERBERT BARTON HAHN, TRUSTEE